AMENDMENT TO SETTLEMENT STRATEGY AGREEMENT

     This Amendment dated as of April 3, 2000 (this "Amendment") to that certain Settlement Strategy Agreement (the "Agreement") dated as of September 21, 1999 between Vodafone AirTouch Plc and Bell Atlantic Corporation,

                                  WITNESSETH:

     WHEREAS, the undersigned constitute all of the parties to the Agreement and desire to amend the Agreement as set forth herein;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties do hereby amend the Agreement as follows (capitalized terms used but not defined herein having the meanings ascribed to such terms in the Agreement):

1.   Section 1 is hereby amended as follows:

     (a) The definitions of "Base Value," "Remaining Cap," "Resolution Costs," "Value Premium" and " Value Shortfall" are hereby deleted.

     (b) The definition of Dispute Costs is hereby amended to replace the term "Transaction Litigation" with the term "Transaction Claims."

     (c) The definition of "Resolution" is hereby amended to add the following second sentence:

     "In no event shall any Resolution relate to the transactions contemplated by the Bell Atlantic GTE Agreement."

2.   Section 3 is hereby amended as follows:

     (a) Paragraph (a) is hereby amended to add the following sentence:

     "In the event Wireless does not assume economic responsibility for a Resolution, the Parties shall share it from and after September 21, 1999 as set forth in subparagraphs b through f of this Section 3."

     (b) Paragraph b. is hereby deleted.

     (c) The first paragraph of paragraph c. is hereby deleted.

     (d) Subparagraph (i) of paragraph c. is hereby renumbered paragraph b., and is amended and restated to read in its entirety as follows:

     "Payment Resolutions. In the case of a Payment Resolution, each Party will contribute, in proportion to its Stage II Ownership Interest, to the payment made to a Right Holder in connection with any Payment Resolution and to the payment of the associated Dispute Costs.

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     The Parties will cooperate to structure their contributions to any Payment
     Resolution in a tax-efficient manner."

     (e) Subparagraph (ii) of paragraph c. is hereby renumbered paragraph c., and is amended and restated to read in its entirety as follows:

     "Sale Resolutions. In the case of a Sale Resolution, the Asset Party will contribute to Wireless, in lieu of the Conveyed Asset disposed of in such Sale Resolution, the Net Proceeds (as defined in the Alliance Agreement, but less any associated Dispute Costs not otherwise included in Netting Expenses) from the disposition of such Conveyed Asset. The Stage II Ownership Interests will not be adjusted as a result of a contribution made pursuant to this Section 3.c. in lieu of the Conveyed Asset disposed of in such Sale Resolution."

     (f) Subparagraph (iii)(C) of paragraph c. is hereby deleted, subparagraph
(iii) is hereby renumbered paragraph d., and subparagraphs (A), (B) and (D) thereof are hereby renumbered subparagraphs (i), (ii) and (iii), respectively.

     (g) New subparagraph d(i) is hereby amended to add the following phrase to the end thereof:

     "and to the payment of the associated Dispute Costs"

     (h) New subparagraph d(ii) is hereby amended and restated to read in its entirety as follows:

     "At (A) the later of the Stage I Closing or the date such Additional Interest is acquired, if the Purchase Resolution relates to a Vodafone Stage I Conveyed Asset, or (B) the later of the Stage II Closing or the date such Additional Interest is acquired, if the Purchase Resolution relates to a Vodafone Stage II Conveyed Asset or a Bell Atlantic Conveyed Asset, each Party will contribute to Wireless the Additional Interest so acquired;"

     (i) Paragraphs d. and e. are hereby renumbered paragraphs e. and f., respectively.

     (j) New paragraph f. is hereby amended to replace the term "Transaction Litigation" with the term "Transaction Claims."

3. Section 6 is hereby amended to add the following language to the end of the first sentence of Section 6: "including without limitation the Alliance Agreement and any amendment to the Alliance Agreement made on or before April 3, 2000."

4. Dispute Resolution; Governing Law. Sections 7 of the Agreement shall also apply to this Amendment.

5. Other Terms. Except as modified herein, all other terms and provisions of the Agreement (including the Exhibit thereto) are unchanged and remain in full force and effect.

6. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed to be an original and all of which shall together constitute a single instrument.

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     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their duly authorized representatives as of the date first written above.


                                           VODAFONE AIRTOUCH Plc,
                                              an English public limited company


                                           By /s/ Arun Sarin
                                              ----------------------------------
                                              Name:  Arun Sarin
                                              Title: Chief Executive Officer



                                           BELL ATLANTIC CORPORATION,
                                              a Delaware corporation


                                           By /s/ Frederic V. Salerno
                                              ----------------------------------
                                              Name:  Frederick V. Salerno
                                              Title: Senior Executive Vice
                                                     President and Chief
                                                     Financial Officer


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